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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Partners
EnLink Midstream Partners, LP:

        We consent to the use of our report dated February 15, 2017, with respect to the consolidated balance sheets of EnLink Midstream Partners, LP and subsidiaries (the Partnership) as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in partners' equity and cash flows for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

        Our report refers to a change in the Partnership's method of accounting for computing depreciation on certain assets.

/s/ KPMG LLP
Dallas, Texas June 19, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm